Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”), is made as of December 20, 2020 (the “Effective Date”), by and between HMS Holdings Corp. (the “Company”) and [______] (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Employee have entered into that certain Executive Employment Agreement dated [______] (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Effective Date.

1.                   Section 6(b)(i). Section 6(b)(i) of the Employment Agreement is hereby amended and restated as follows:

“Cash Severance. The Company will pay to you in cash an amount equal to 1.5 times the sum of (i) your annual Base Salary and (ii) your target Bonus opportunity for the year in which the termination occurs, paid ratably in equal installments over a 18-month period beginning in the first payroll period following the Release Effective Date (as defined below) (or such later date required by Section 7) in accordance with the Company’s standard payroll policies and procedures and in a manner consistent with Section 7;”.

2.                   Section 6(b)(ii). The first sentence of Section 6(b)(ii) of the Employment Agreement is hereby amended and restated as follows:

“The Company will pay you, on the Release Effective Date (or such later date as either Section 6(b)(iii) or 7(a) requires), a lump sum amount equal to 18 times the difference between the monthly COBRA coverage premium for the same type of medical and dental coverage (single, family, or other) in which you are enrolled as of the date your employment ends and your then-monthly employee contribution.”.

3.                   Section 6(c)(iii). Subclause (iii) of Section 6(c)(iii) of the Employment Agreement is hereby amended and restated as follows:

“a material reduction in your Base Salary or target Bonus opportunity;”.

4.                   Section 6(e). The first sentence of Section 6(e) of the Employment Agreement is hereby amended and restated as follows:

“If, within 24 months following a Change in Control, the Company terminates your employment without Cause or you resign for Good Reason, in addition to the benefits described in Section 6(b)(ii) and subject to the release required under Section 6(b)(iii), you will receive (i) the cash severance described in Section 6(b)(i), paid in a single lump sum on the Release Effective Date in accordance with the Company’s standard payroll policies and procedures (or such later date as either Section 6(b)(iii) or 7(a) requires) and (ii) Company-provided financial and tax services for the one-year period following the Release Effective Date.”.

5.                   This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.

6.                   Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

HMS HOLDINGS CORP.

By:
Name: William C. Lucia
Title: President and Chief Executive Officer

EMPLOYEE

[_________]

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